M  A  C  K  -  C  A  L  I     R  E  A  L  T  Y     C  O  R  P  O  R  A  T  I  O  N

NEWS RELEASE

For Immediate Release

Contact:	Barry Lefkowitz Executive Vice President and Chief Financial Officer (732) 590-1000	Ilene Jablonski Senior Director, Marketing and Public Relations (732) 590-1000

MACK-CALI REALTY CORPORATION
ANNOUNCES SECOND QUARTER RESULTS

Edison, New Jersey–July 30, 2009–Mack-Cali Realty Corporation (NYSE: CLI) today reported its results for the second quarter 2009.

Recent highlights include:

-	Reported funds from operations of $0.87 per diluted share;

-	Reported net income of $0.28 per diluted share;

-	Acquired remaining joint venture interests in office portfolio and 205,000 square foot build-to-suit office development;

-	Completed offering of 11,500,000 shares of common stock;

-	Declared $0.45 per share quarterly cash common stock dividend.

FINANCIAL HIGHLIGHTS

Funds from operations (FFO) available to common shareholders for the quarter ended June 30, 2009 amounted to $76.5 million, or $0.87 per share, versus $75.2 million, or $0.93 per share, for the quarter ended June 30, 2008.  For the six months ended June 30, 2009, FFO available to common shareholders equaled $144.6 million, or $1.71 per share, versus $146.1 million, or $1.81 per share, for the same period last year.

Net income available to common shareholders for the second quarter 2009 equaled $20.4 million, or $0.28 per share, versus $18.3 million, or $0.28 per share, for the same quarter last year.  For the six months ended June 30, 2009, net income available to common shareholders amounted to $32.5 million, or $0.46 per share, versus $33.3 million, or $0.51 per share, for the same period last year.

Total revenues for the second quarter 2009 were $189.3 million as compared to $192.8 million for the same quarter last year.  For the six months ended June 30, 2009, total revenues amounted to $376.0 million, compared to $387.5 million for the same period last year.

All per share amounts presented above are on a diluted basis.

The Company had 78,334,220 shares of common stock, 10,000 shares of 8 percent Series C cumulative redeemable perpetual preferred stock ($25,000 liquidation value per share), and 14,024,755 common operating partnership units outstanding as of June 30, 2009.  The Company had a total of 92,358,975 common shares/common units outstanding at June 30, 2009.

As of June 30, 2009, the Company had total indebtedness of approximately $2.1 billion, with a weighted average annual interest rate of 6.43 percent.  The Company had a debt-to-undepreciated assets ratio of 37.3 percent at June 30, 2009.  The Company had an interest coverage ratio of 3.3 times for the quarter ended June 30, 2009.

"Our second quarter leasing activity reflects the continuing trend towards a flight to quality on the part of tenants" commented Mitchell E. Hersh, president and chief executive officer. "Strength of sponsorship together with high quality assets increasingly demonstrates that Mack-Cali is the landlord of choice in the regions in which it operates."

REAL ESTATE TRANSACTIONS

On April 29, 2009, the Company acquired the remaining interests in the Mack-Green-Gale LLC and 55 Corporate Partners, LLC joint ventures for $5 million.  As a result, the Company owns 100 percent of Mack-Green-Gale and 55 Corporate. The Company now consolidates 11 office properties, aggregating approximately 1.5 million square feet, owned by Mack-Green-Gale, and a pre-leased 205,000 square foot build-to-suit office development project owned by 55 Corporate.

EQUITY AND FINANCING TRANSACTIONS

On May 6, 2009, the Company completed a public offering of 11,500,000 shares of common stock at a price per share of $25.00.  Merrill Lynch & Co., Deutsche Bank Securities and J.P. Morgan acted as the joint book-running managers.  BNY Mellon Capital Markets, LLC, Citi, Comerica Securities, PNC Capital Markets LLC, Scotia Capital, SunTrust Robinson Humphrey and Wachovia Securities acted as co-managers. The net proceeds to the Company from the offering after deducting underwriting commissions and discounts and offering expenses were approximately $275 million, which were used to repay borrowings under its unsecured revolving credit facility.

On June 30, 2009, the Company obtained $17.0 million in mortgage financing from Valley National Bank.  The mortgage loan, which is collateralized by the Company’s office property in Woodbridge, New Jersey, is for a 25-year term and bears interest at an effective rate of 6.94 percent per annum through the end of the 10th year.  The interest rate will be reset at the end of year 10 and year 20 at 225 basis points over the 10-year treasury yield 45 days prior to the reset dates, with a minimum rate of 6.875 percent.

DIVIDENDS

In June, the Company’s Board of Directors declared a cash dividend of $0.45 per common share (indicating an annual rate of $1.80 per common share) for the second quarter 2009, which was paid on July 10, 2009 to shareholders of record as of July 6, 2009.

The Board also declared a cash dividend on the Company’s 8 percent Series C cumulative redeemable perpetual preferred stock ($25 liquidation value per depositary share, each representing 1/100th of a share of preferred stock) equal to $0.50 per depositary share for the period April 15, 2009 through July 14, 2009.  The dividend was paid on July 15, 2009 to shareholders of record as of July 6, 2009.

LEASING INFORMATION

Highlights of the quarter’s leasing transactions include:

Mack-Cali’s consolidated in-service portfolio was 90.6 percent leased at June 30, 2009, as compared to 90.7 percent at March 31, 2009.

For the quarter ended June 30, 2009, the Company executed 140 leases at its consolidated in-service portfolio totaling 825,605 square feet, consisting of 596,640 square feet of office space, 217,165 square feet of office/flex space, and 11,800 square feet of industrial/warehouse space.  Of these totals, 365,898 square feet were for new leases and 459,707 square feet were for lease renewals and other tenant retention transactions.

Highlights of the quarter’s leasing transactions include:

NORTHERN NEW JERSEY:

-
Global Aerospace, Inc., the world’s leading aerospace insurer, signed a new, 12-year lease for 47,891 square feet at One Sylvan Way in the Mack-Cali Business Campus in Parsippany.  The 150,557 square-foot office building is 31.8 percent leased.

-
Stantec Consulting Services, Inc., a provider of architectural and engineering services, renewed 13,122 square feet at 365 West Passaic Street in Rochelle Park for five years.  The 212,578 square-foot office building is 96.6 percent leased.

-
Sela2, Inc., a global technology and services company for the healthcare industry, renewed 12,991 square feet at 201 Littleton Road in Morris Plains for three years.  The 88,369 square-foot office building is 83.3 percent leased.

CENTRAL NEW JERSEY:

-
Fazio Mannuzza Roche Tankel LaPilusa LLC, an accounting, tax and business advisory services firm, signed a new, 11-year lease for 19,503 square feet at 20 Commerce Drive in Cranford.  The 176,600 square-foot office building, located in Cranford Business Park, is 99.8 percent leased.

-
HQ Global Workplaces, LLC, a provider of full-service office rentals, signed a new, 11-year, six-month lease for 14,724 square feet at 103 Carnegie Center in Princeton.  The 96,000 square-foot office building is 88.1 percent leased.

-
Thomson Reuters (Tax and Accounting), Inc., a provider of software applications for financial professionals, signed a new, five-year, three-month lease for 14,379 square feet at 343 Thornall Street in Edison.  The 195,709 square-foot office building is 100 percent leased.

-
Community Behavioral Healthcare Network of Pennsylvania, Inc., a subsidiary of managed care provider AmeriHealth Mercy, signed a new, five-year, one-month lease for 18,302 square feet at 300 Horizon Center in Hamilton Township.  The 69,780 square-foot office/flex building, located in Horizon Center Business Park, is 100 percent leased.

WESTCHESTER COUNTY, NEW YORK:

-
Fabrication Enterprises, Inc., manufacturers and distributors of products for physical therapy, rehabilitation, home health and sports medicine, signed lease agreements totaling 57,517 square feet at two properties in Cross Westchester Executive Park in Elmsford.  At 3 Westchester Plaza, transactions included a 10-year expansion of 16,300 square feet and a six-year, five month renewal of 20,500 square feet.  Additionally, the tenant renewed 20,717 square feet at 250 Clearbrook Road for a term of six years, five months.  250 Clearbrook Road is a 155,000 square-foot office/flex building that is 97.3 percent leased and 3 Westchester Plaza is a 93,500 square-foot office/flex building that is 84.9 percent leased.

-
Quintiles, Inc., a pharmaceutical services organization, renewed 18,620 square feet for two years at 8 Skyline Drive in Hawthorne. The 50,000 square-foot office/flex building, located in Mid-Westchester Executive Park, is 98.7 percent leased.

-
Progressive Casualty Insurance Co., an insurance provider, renewed 17,900 square feet at 1 Executive Boulevard in Yonkers for a three-year, seven-month term. The 112,000 square-foot office building, located in South Westchester Executive Park, is 100 percent leased.

CONNECTICUT:

-
Visiting Nurse & Hospice Care of Southwestern CT, Inc., a home healthcare provider, signed a new 11-year lease for 12,898 square feet at 1266 E. Main Street in Stamford. The 179,260 square-foot office building is 82.8 percent leased.

MANHATTAN:

-
Herzfeld & Rubin P.C., a full-service global law firm specializing in all phases of litigation, signed a new 20-year, 10-month lease for 56,322 square feet at 125 Broad Street in Manhattan. Mack-Cali owns the condominium interests at 125 Broad Street totaling 524,476 square feet, or 39.6 percent, of the class A office tower, which is 99.7 percent leased.

SUBURBAN PHILADELPHIA:

-	Bank of America N.A., a financial institution, renewed 22,028 square feet for five years at 4 Sentry Park in Blue Bell.

-
Also at 4 Sentry Park, Anexinet Corp. and Virtus Partners LLC, information technology providers, signed a five-year, three-month lease for 12,971 square feet.  The 63,930 square-foot office building is 78.8 percent leased.

-
JK Medequip Inc., specializing in management consulting services, signed a seven-year, three-month lease for 10,999 square feet at 5 Sentry Park East in Blue Bell.  The 91,600 square-foot office building is 51.3 percent leased.

Included in the Company’s Supplemental Operating and Financial Data for the second quarter 2009 are schedules highlighting the leasing statistics for both the Company’s consolidated and joint venture properties.

The supplemental information is available on Mack-Cali’s website, as follows:
http://www.mack-cali.com/graphics/shareholders/pdfs/2nd.quarter.sp.09.pdf

ADDITIONAL INFORMATION

The Company expressed comfort with net income and FFO per diluted share for the full year 2009, as follows:
Full Year
2009 Range
Net income available to common shareholders	$0.75 - $0.85
Add: Real estate-related depreciation and amortization	2.40
Funds from operations available to common shareholders	$3.15 - $3.25

These estimates reflect management’s view of current market conditions and certain assumptions with regard to rental rates, occupancy levels and other assumptions/projections.  Actual results could differ from these estimates.

An earnings conference call with management is scheduled for today, July 30, 2009 at 10:00 a.m. Eastern Time, which will be broadcast live via the Internet at:
http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=96021&eventID=2297799

The live conference call is also accessible by calling (913) 981-5546 and requesting the Mack-Cali conference call.

The conference call will be rebroadcast on Mack-Cali’s website at http://www.mack-cali.com beginning at 2:00 p.m. Eastern Time on July 30, 2009 through August 6, 2009.

A replay of the call will also be accessible during the same time period by calling (719) 457-0820 and using the pass code 5641787.

Copies of Mack-Cali’s Form 10-Q and Supplemental Operating and Financial Data are available on Mack-Cali’s website, as follows:

Second Quarter 2009 Form 10-Q:
http://www.mack-cali.com/graphics/shareholders/pdfs/2nd.quarter.10q.09.pdf

Second Quarter 2009 Supplemental Operating and Financial Data:
http://www.mack-cali.com.graphics/shareholders/pdfs/2nd.quarter.sp.09.pdf

In addition, these items are available upon request from:
Mack-Cali Investor Relations Dept.
343 Thornall Street, Edison, New Jersey 08837-2206
(732) 590-1000 ext. 1143

INFORMATION ABOUT FFO

Funds from operations (“FFO”) is defined as net income (loss) before minority interest of unitholders, computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from extraordinary items and sales of depreciable rental property (which the Company believes includes unrealized losses on properties held for sale), plus real estate-related depreciation and amortization.  The Company believes that FFO per share is helpful to investors as one of several measures of the performance of an equity REIT.  The Company further believes that by excluding the effect of depreciation and gains (or losses) from sales of properties (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO per share can facilitate comparison of operating performance between equity REITs.  FFO per share should not be considered as an alternative to net income per share as an indication of the Company’s performance or to cash flows as a measure of liquidity.  FFO per share presented herein is not necessarily comparable to FFO per share presented by other real estate companies due to the fact that not all real estate companies use the same definition.  However, the Company’s FFO per share is comparable to the FFO per share of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts (“NAREIT”).  A reconciliation of net income per share to FFO per share is included in the financial tables accompanying this press release.

ABOUT THE COMPANY

Mack-Cali Realty Corporation is a fully-integrated, self-administered, self-managed real estate investment trust (REIT) providing management, leasing, development, construction and other tenant-related services for its class A real estate portfolio.  Mack-Cali owns or has interests in 295 properties, primarily office and office/flex buildings located in the Northeast, totaling approximately 33.8 million square feet.  The properties enable the Company to provide a full complement of real estate opportunities to its diverse base of approximately 2,100 tenants.

Additional information on Mack-Cali Realty Corporation is available on the Company’s website at http://www.mack-cali.com.

The information in this press release must be read in conjunction with, and is modified in its entirety by, the Quarterly Report on Form 10-Q (the “10-Q”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”).  In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-Q, the footnotes thereto and the limitations set forth therein.  Investors may not rely on the press release without reference to the 10-Q and the Public Filings.

Statements made in this press release may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “should,” “expect,” “anticipate,” “estimate,” “continue,” or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Disclosure Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Reports on Form 10-K, as may be supplemented or amended by the Company's Quarterly Reports on Form 10-Q, which are incorporated herein by reference. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

Mack-Cali Realty Corporation
Consolidated Statements of Operations
(in thousands, except per share amounts) (unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
Revenues	2009	2008	2009	2008
Base rents	$154,085	$148,087	$303,411	$296,690
Escalations and recoveries from tenants	24,944	26,586	52,893	52,310
Construction services	4,794	11,305	8,705	24,066
Real estate services	2,116	3,227	4,642	6,669
Other income	3,399	3,588	6,353	7,771
Total revenues	189,338	192,793	376,004	387,506

Expenses
Real estate taxes	23,494	24,125	46,965	48,161
Utilities	16,091	19,660	36,968	41,088
Operating services	26,915	27,152	54,857	53,125
Direct construction costs	4,296	10,329	8,010	22,983
General and administrative	10,651	11,237	20,733	22,332
Depreciation and amortization	49,716	47,586	97,988	95,308
Total expenses	131,163	140,089	265,521	282,997
Operating income	58,175	52,704	110,483	104,509

Other (Expense) Income
Interest expense	(33,508)	(31,340)	(66,302)	(63,800)
Interest and other investment income	187	302	384	858
Equity in earnings (loss) of unconsolidated joint ventures	(1,922)	884	(7,036)	(264)
Gain on reduction of other obligations	1,693	--	1,693	--
Gain on sale of investment of securities	--	471	--	471
Total other (expense) income	(33,550)	(29,683)	(71,261)	(62,735)
Income from continuing operations	24,625	23,021	39,222	41,774
Net income	24,625	23,021	39,222	41,774
Noncontrolling interest in consolidated joint ventures	135	16	767	139
Noncontrolling interest in Operating Partnership	(3,886)	(4,193)	(6,514)	(7,620)
Preferred stock dividends	(500)	(500)	(1,000)	(1,000)
Net income available to common shareholders	$ 20,374	$18,344	$32,475	$33,293

PER SHARE DATA:
Basic earnings per common share	$ 0.28	$ 0.28	$ 0.46	$ 0.51

Diluted earnings per common share	$ 0.28	$ 0.28	$ 0.46	$ 0.51

Dividends declared per common share	$ 0.45	$ 0.64	$ 0.90	$ 1.28

Basic weighted average shares outstanding	73,903	65,423	70,214	65,397

Diluted weighted average shares outstanding	88,000	80,585	84,480	80,547

Mack-Cali Realty Corporation
Statements of Funds from Operations
(in thousands, except per share/unit amounts) (unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Net income available to common shareholders	$20,374	$18,344	$32,475	$33,293
Add: Noncontrolling interest in Operating Partnership	3,886	4,193	6,514	7,620
Real estate-related depreciation and amortization on continuing operations (1)	52,216	52,697	105,578	105,195
Funds from operations available to common shareholders (2)	$76,476	$75,234	$144,567	$146,108

Diluted weighted average shares/units outstanding (3)	88,000	80,585	84,480	80,547

Funds from operations per share/unit – diluted	$ 0.87	$ 0.93	$ 1.71	$ 1.81

Dividends declared per common share	$ 0.45	$ 0.64	$ 0.90	$ 1.28

Dividend payout ratio:
Funds from operations-diluted	51.78%	68.55%	52.59%	70.57%

Supplemental Information:
Non-incremental revenue generating capital expenditures:
Building improvements	$2,005	$1,792	$ 3,614	$ 4,850
Tenant improvements and leasing commissions	$8,098	$15,970	$16,123	$28,132
Straight-line rent adjustments (4)	$1,888	$1,584	$ 3,275	$ 3,285
Amortization of (above)/below market lease intangibles, net (5)	$1,545	$2,009	$ 3,654	$ 3,984
Impairment charge included in equity in earnings (loss)	--	----	$4,010 (6)	--

(1) Includes the Company’s share from unconsolidated joint ventures of $2,605 and $5,166 for the quarter ended June 30, 2009 and 2008, respectively and $7,776 and $10,050 for the six months ended June 30, 2009 and 2008, respectively.
(2) Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT) definition.  For further discussion, see “Information About FFO” in this release.
(3) Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (14,097 shares and 14,955 shares for the quarter ended June 30, 2009 and 2008, respectively and 14,266 and 14,970 for the six months ended June 30, 2009 and 2008, respectively), plus dilutive Common Stock Equivalents (i.e. stock options).
(4) Includes the Company’s share from unconsolidated joint ventures of $64 and $369 for the quarter for the quarter ended June 30, 2009 and 2008, respectively and $223 and $686 for the six months ended June 30, 2009 and 2008, respectively.
(5) Includes the Company’s share from unconsolidated joint ventures of $135 and $417 for the quarter ended June 30, 2009 and 2008, respectively and $574 and $831 for the six months ended June 30, 2009 and 2008, respectively.
(6) Noncontrolling interest in consolidated joint ventures share of loss was $587.

Mack-Cali Realty Corporation
Statements of Funds from Operations Per Diluted Share
(amounts are per diluted share, except share count in thousands) (unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Net income available to common shareholders	$ 0.28	$ 0.28	$ 0.46	$ 0.51
Add: Real estate-related depreciation and amortization on continuing operations (1)	0.59	0.65	1.25	1.31
Deduct: Noncontrolling interest/rounding adjustment	--	--	--	(0.01)
Funds from operations available to common shareholders (2)	$ 0.87	$ 0.93	$ 1.71	$ 1.81

Dividend payout ratio for FFO	51.78%	68.55%	52.59%	70.57%

Diluted weighted average shares/units outstanding (3)	88,000	80,585	84,480	80,547

(1) Includes the Company’s share from unconsolidated joint ventures of $0.03 and $0.06 for the quarter ended June 30, 2009 and 2008, respectively and $0.09 and $0.12 for the six months ended June 30, 2009 and 2008, respectively.

(2) Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT) definition.  For further discussion , see “Information About FFO” in this release.

(3) Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (14,097 shares and  14,955 shares for the quarter ended June 30, 2009 and 2008, respectively and 14,266 and 14,970 for the six months ended June 30, 2009 and 2008, respectively), plus dilutive Common Stock Equivalents (i.e. stock options).

Mack-Cali Realty Corporation
Consolidated Balance Sheets
(in thousands, except share amounts) (unaudited)

	June 30, 2009	December 31, 2008
Assets:
Rental property
Land and leasehold interests	$ 774,126	$ 731,086
Buildings and improvements	3,949,325	3,792,186
Tenant improvements	426,003	431,616
Furniture, fixtures and equipment	9,358	8,892
	5,158,812	4,963,780
Less-accumulated deprec. & amort.	(1,073,490)	(1,040,778)
Net investment in rental property	4,085,322	3,923,002
Cash and cash equivalents	33,203	21,621
Investments in unconsolidated joint ventures	33,007	138,495
Unbilled rents receivable, net	115,319	112,524
Deferred charges and other assets, net	238,035	212,422
Restricted cash	20,785	12,719
Accounts receivable, net	9,374	23,139

Total assets	$4,535,045	$4,443,922

Liabilities and Equity:
Senior unsecured notes	$1,334,075	$1,533,349
Revolving credit facility	--	161,000
Mortgages, loans payable and other obligations	756,358	531,126
Dividends and distributions payable	42,062	52,249
Accounts payable, accrued expenses and other liabilities	116,436	119,451
Rents received in advance and security deposits	56,460	54,406
Accrued interest payable	30,613	32,978
Total liabilities	2,336,004	2,484,559
Commitments and contingencies

Equity:
Mack-Cali Realty Corporation stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized, 10,000
and 10,000 shares outstanding, at liquidation preference	25,000	25,000
Common stock, $0.01 par value, 190,000,000 shares authorized,
78,334,220 and 66,419,055 shares outstanding	783	664
Additional paid-in capital	2,259,621	1,905,386
Dividends in excess of net earnings	(419,254)	(386,587)
Total Mack-Cali Realty Corporation stockholders’ equity	1,866,150	1,544,463

Noncontrolling interests in subsidiaries:
Operating Partnership	329,635	414,114
Consolidated joint ventures	3,256	786
Total noncontrolling interests in subsidiaries	332,891	414,900

Total equity	2,199,041	1,959,363

Total liabilities and equity	$4,535,045	$4,443,922